PANDORA MEDIA, INC.
2011 Equity Incentive Plan

NOTICE OF STOCK OPTION GRANT (NSO)

Roger Joseph Lynch

You have been granted an option to purchase Common Stock of Pandora Media, Inc. (the “Company”) as follows:

Date of Grant:	09/18/2017
Exercise Price per Share:     $8.190000

Total Number of Shares Granted: 1,189,155

Type of Option:	Nonstatutory Stock Option
Expiration Date:     09/18/2027

Vesting/Exercise Schedule:	So long as your Continuous Service Status continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule:
The Option will vest over four years, with the first 25% vesting on the first anniversary of date of grant of the Option (“Vesting Commencement Date”) and the remaining portion will vest as to 1/48th of the Option each month thereafter on the monthly anniversary of the Vesting Commencement date.

Termination Period:
This Option may be exercised for 12 months after termination of Continuous Service Status for any reason (but in no event later than the Expiration Date). Optionee is responsible for keeping track of this exercise period following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.

Transferability:	This Option may not be transferred.
By accepting this Option, you agree that this Option is granted under and governed by the terms and conditions of the Pandora Media, Inc. 2011 Equity Incentive Plan and the Stock Option Agreement attached hereto and incorporated by reference herein.
In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

PANDORA MEDIA, INC.

/s/ Roger Joseph Lynch	By: /s/ Naveen Chopra
Roger Joseph Lynch	Name: Naveen Chopra
Title: Interim CEO

PANDORA MEDIA, INC.
2011 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT (NSO)

1.    Grant of Option. Pandora Media, Inc., a Delaware corporation (the “Company”), hereby grants to «Optionee» (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Pandora Media, Inc. 2011 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan. In addition, Participant and the Company are parties to an Employment Agreement, dated August 9, 2017 (the “Employment Agreement”) that contains additional terms applicable to this award, and in the event of any conflict between the terms of the Notice and this Agreement, on the one hand, and the terms of the Employment Agreement, on the other, the applicable terms of the Employment Agreement shall control.
2.    Designation of Option. This Option is intended to be a Nonstatutory Stock Option.
3.    Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice as follows:
(a)    Right to Exercise.
(i)    This Option may not be exercised for a fraction of a share.
(ii)    In the event of Optionee’s termination of Continuous Service Status for any reason, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.
(iii)    In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.
(b)    Method of Exercise.
(i)    This Option shall be exercisable by execution and delivery of a form of exercise notice (which may be written or electronic, as determined by the Company) approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company. The notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
(ii)    As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.
(iii)    The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.
4.    Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:
(a)    cash or check;
(b)    cancellation of indebtedness;
(c)    if the Common Stock is listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes) and in any event in accordance with applicable law;
(d)    with respect to a Nonstatutory Option, such other method as may be approved by the Committee.
5.    Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may within the Termination Period set forth in the Notice, exercise this Option to the extent Optionee was vested in the Option Shares it as of such Termination Date. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice, the Option shall terminate in its entirety. In the event the Optionee’s Continuous Service Status terminates on account of the Optionee’s death, the Option may be exercised within the Termination Period by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
6.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
7.    Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.
8.    Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein, in the Plan and the applicable provisions of the Employment Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan and the applicable provisions of the Employment Agreement, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

2